Exhibit 99.2

NEOGENOMICS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On May 4, 2021, NeoGenomics Laboratories, Inc. (“NeoGenomics Laboratories”), a subsidiary of NeoGenomics, Inc. (“NeoGenomics” or the “Company”), entered into a Share Purchase Agreement, by and between NeoGenomics Laboratories and Inivata Limited, a private limited company incorporated in England and Wales (“Inivata”). On June 18, 2021 (the “Inivata Acquisition Date”), the Company completed the acquisition of all outstanding equity interests in Inivata, resulting in Inivata becoming a wholly-owned subsidiary of the Company (the “Acquisition”). Inivata is a global, commercial stage, liquid biopsy platform company.
The following unaudited pro forma condensed consolidated financial information, including the notes hereto, is derived from and should be read in conjunction with the NeoGenomics’ historical financial statements, related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the United States Securities and Exchange Commission (the “SEC”) on February 25, 2021, as well as the historical financial statements and related notes of Inivata for the year ended December 31, 2020, included in Exhibit 99.1 of this Current Report on Form 8-K/A. Both NeoGenomics’ and Inivata’s fiscal years end on December 31.
The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 combine the historical unaudited consolidated statements of operations of Inivata for the period from January 1, 2021 through June 17, 2021 and for the year ended December 31, 2020 and the historical unaudited consolidated statements of operations of NeoGenomics for the six months ended June 30, 2021 and the year ended December 31, 2020, giving effect to the Acquisition as if it had occurred on January 1, 2020. A pro forma condensed consolidated balance sheet is not presented as the transaction is already reflected in the unaudited Consolidated Balance Sheet as of June 30, 2021, included in the Company’s Quarterly Report on Form 10-Q as filed with the SEC on August 9, 2021. The assumptions, estimates and adjustments herein have been made solely for purposes of developing this pro forma condensed consolidated financial information. The Inivata statements of operations have been adjusted from accounting practices generally accepted in the United Kingdom (“UK GAAP”) to conform to accounting principles generally accepted in the United States (“US GAAP”) and converted to United States dollars for purposes of presentation in the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information set out below has been prepared in accordance with Article 11 of Regulation S-X, as amended by the SEC Final Rule Release No. 33 10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses using accounting policies in accordance with US GAAP. The unaudited pro forma condensed consolidated financial information does not include the realization of any future cost savings, restructuring or integration changes that may result from the Acquisition. The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information is presented for illustrative and informative purposes only and is not intended to represent what our results of operations would have been had the Acquisition actually occurred on the dates indicated. The pro forma results presented below are not necessarily indicative of what the Company’s consolidated results of operations may be in the future.

NEOGENOMICS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except per share data and in United States dollars, except where noted)

	Historical(1)
	NeoGenomics, Inc.	Inivata Limited in US GAAP (in £GBP) (Note 5)	Inivata Limited in US GAAP (in $USD) (Note 5)	Pro Forma Adjustments (Note 4)	Note 4	Pro Forma Consolidated
NET REVENUE
Clinical Services	$197,892	£630	$871	$(826)	(a)	$197,937
Pharma Services	39,365	—	—	(143)	(a)	39,222
Total net revenue	237,257	630	871	(969)		237,159

COST OF REVENUE	142,693	469	648	8,432	(b)	151,773

GROSS PROFIT	94,564	161	223	(9,401)		85,386
Operating expenses:
General and administrative	95,114	11,213	15,537	(21,632)	(c)	89,019
Research and development	5,951	8,195	11,353	(912)	(d)	16,392
Sales and marketing	30,973	59	82	(39)	(e)	31,016
Total operating expenses	132,038	19,467	26,972	(22,583)		136,427
(LOSS) INCOME FROM OPERATIONS	(37,474)	(19,306)	(26,749)	13,182		(51,041)
Interest expense, net	2,079	279	387	—		2,466
Other (income) expense, net	(341)	1,344	1,862	—		1,521
Gain on investment in and loan receivable from non-consolidated affiliate, net	(91,510)	—	—	91,510	(f)	—
Income (loss) before taxes	52,298	(20,929)	(28,998)	(78,328)		(55,028)
Income tax benefit	(1,461)	—	—	(4,848)	(g)	(6,309)
NET INCOME (LOSS)	$53,759	£(20,929)	$(28,998)	$(73,480)		$(48,719)

Adjustment to net income (loss) for convertible notes in diluted EPS
NET INCOME (LOSS)	$53,759					$(48,719)
Convertible note accretion, amortization, and interest, net of tax	2,997			(2,997)	(h)	—
NET INCOME (LOSS) USED IN DILUTED EPS	$56,756					$(48,719)

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic	$0.46					$(0.40)
Diluted	$0.44					$(0.40)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic	117,249			4,149	(i)	121,398
Diluted	130,247			(8,849)	(j)	121,398
(1) The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2021 combine the historical unaudited consolidated statements of operations of Inivata for the period from January 1, 2021 through June 17, 2021 and the historical unaudited consolidated statements of operations of NeoGenomics for the six months ended June 30, 2021.

See notes to the unaudited pro forma condensed financial information.

NEOGENOMICS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except per share data and in United States dollars, except where noted)

	Historical
	NeoGenomics, Inc.	Inivata Limited in US GAAP (in £GBP) (Note 5)	Inivata Limited in US GAAP (in $USD) (Note 5)	Pro Forma Adjustments (Note 4)	Note 4	Pro Forma Consolidated
NET REVENUE
Clinical Services	$382,337	£710	$916	$(444)	(k)	$382,809
Pharma Services	62,111	—	—	(36)	(k)	62,075
Total net revenue	444,448	710	916	(480)		444,884

COST OF REVENUE	258,555	422	545	19,715	(l)	278,815

GROSS PROFIT	185,893	288	371	(20,195)		166,069
Operating expenses:
General and administrative	143,794	6,082	7,849	29,365	(m)	181,008
Research and development	8,229	11,560	14,919	3,560	(n)	26,708
Sales and marketing	47,862	1,613	2,081	(59)	(o)	49,884
Total operating expenses	199,885	19,255	24,849	32,866		257,600
LOSS FROM OPERATIONS	(13,992)	(18,967)	(24,478)	(53,061)		(91,531)
Interest expense, net	7,019	2	2	—		7,021
Other (income) expense, net	(11,861)	1,552	2,003	—		(9,858)
Loss on extinguishment of debt	1,400	—	—	—		1,400
Loss on termination of cash flow hedge	3,506	—	—	—		3,506
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	—	—	(91,510)	(p)	(91,510)
(Loss) income before taxes	(14,056)	(20,521)	(26,483)	38,449		(2,090)
Income tax benefit	(18,228)	—	—	(10,903)	(q)	(29,131)
NET INCOME (LOSS)	$4,172	£(20,521)	$(26,483)	$49,352		$27,041

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic	$0.04					$0.24
Diluted	$0.04					$0.23

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic	108,579			4,444	(r)	113,023
Diluted	111,794			4,444	(r)	116,238

See notes to the unaudited pro forma condensed financial information.

NeoGenomics, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information
(in thousands of United States Dollars, unless otherwise stated)
Note 1. Description of the Transaction
On May 4, 2021, NeoGenomics Laboratories, Inc., a subsidiary of NeoGenomics, Inc. entered into a Share Purchase Agreement, by and between NeoGenomics Laboratories and Inivata.
On June 18, 2021, the Company completed the acquisition of all outstanding equity interests in Inivata, resulting in Inivata becoming a wholly-owned subsidiary of the Company. The purchase price consisted of cash consideration of $398.6 million, which included a net adjustment of $8.6 million for estimated cash on hand of Inivata and other adjustments on the Inivata Acquisition Date, and was funded through cash on hand and a private placement of equity. Inivata is a global, commercial stage, liquid biopsy platform company. The Acquisition follows a $25 million minority equity investment by the Company in Series C1 Preference Shares in Inivata in May 2020, at which time the Company also acquired a fixed price option to purchase the remainder of equity interests in Inivata for $390 million. The Company and Inivata also entered into a line of credit agreement in the amount of $15 million. The Acquisition adds liquid biopsy platform technology, including minimal residual disease testing capabilities, to the Company’s comprehensive portfolio of oncology testing solutions.
Note 2. Basis of Pro Forma Presentation
The Acquisition was accounted for under the acquisition method of accounting. The Company accounts for acquisitions of entities that include inputs and processes and have the ability to create outputs as business combinations. The tangible and identifiable intangible assets acquired and liabilities assumed in a business combination are recorded based on their estimated fair values as of the business combination date, including identifiable intangible assets which either arise from a contractual or legal right or are separable from goodwill. The Company bases the estimated fair value of identifiable intangible assets acquired in a business combination on independent third-party valuations that use information and assumptions provided by its management, which consider estimates of inputs and assumptions that a market participant would use. Any excess purchase price over the estimated fair value assigned to the net tangible and identifiable intangible assets acquired and liabilities assumed is recorded to goodwill. The use of alternative valuation assumptions, including estimated revenue projections, growth rates, estimated cost savings, cash flows, discount rates, estimated useful lives and probabilities surrounding the achievement of contingent milestones could result in different purchase price allocations and amortization expense in current and future periods. Transaction costs associated with acquisitions are expensed as incurred in general and administrative expenses. Results of operations and cash flows of acquired companies are included in the Company’s operating results from the date of acquisition.
The pro forma adjustments and allocations of the preliminary business combination fair value have been presented in Note 3. Business Combination Fair Value and Allocation and are based in part on estimates of the fair value of assets acquired and liabilities assumed. Any change to the preliminary business combination fair value and allocation could materially affect the allocation of the purchase price to the assets and liabilities presented in the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information included herein has been prepared by the Company pursuant to the rules and regulations of the SEC for the purposes of inclusion in NeoGenomics’ amended Current Report on Form 8-K/A prepared in connection with the acquisition of Inivata. Certain information and disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations. The significant accounting policies used in preparing the unaudited pro forma condensed consolidated financial information are set out in the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 25, 2021.
Note 3. Business Combination Preliminary Fair Value and Allocation
The purchase price consisted of cash consideration of $398.6 million, which included a net adjustment of $8.6 million for estimated cash on hand of Inivata and other adjustments on the Inivata Acquisition Date, and was funded through cash on hand and a private placement of equity. Prior to the acquisition of the remaining equity interests in Inivata, the Company accounted for its previously-held equity interest in Inivata and the option to purchase Inivata

(“Purchase Option”) as equity securities without a readily determinable fair value. The equity interests were recorded at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Therefore, the Company’s acquisition of control of Inivata on the Inivata Acquisition Date was accounted for as a business combination achieved in stages under the acquisition method. Accordingly, the Company used a discounted cash flow to derive a business enterprise value of Inivata in order to determine the acquisition-date fair value of the Company’s previously-held equity interest and Purchase Option in Inivata. To determine the fair value of the previously-held equity interest, the fair value of Inivata’s total equity was allocated to its various classes of equity based on the respective rights and privileges of each class of stock in liquidation. The business enterprise value and a Black-Scholes model was then used to determine the fair value of the remaining equity acquired through the exercise of the Purchase Option. The Purchase Option was recorded at the fair value at the Inivata Acquisition Date based on its settlement value. This resulted in fair values of $62.9 million in Preference Shares and a $58.5 million Purchase Option, immediately prior to the acquisition. On the Inivata Acquisition date, the $10.3 million outstanding under the line of credit extended by the Company to Inivata was effectively settled as part of the acquisition of Inivata at the $15 million principal amount and was recorded as part of the consideration transferred in the acquisition. The Company recorded a gain on investment in and loan receivable from non-consolidated affiliate, net, within the Company’s Consolidated Statements of Operations of $91.5 million in the six months ended June 30, 2021 for the excess of the acquisition-date fair value of the Company’s previously-held equity interest, Purchase Option, and line of credit over their carrying values.
The fair value and allocation of the business combination are preliminary, are based upon management’s best estimates and assumptions, and are subject to future revision. The following table summarizes the preliminary calculation of goodwill based on the excess of the estimated fair value of the consideration transferred including the fair value of the Line of Credit, and the estimated fair value of the previously-held equity interest and Purchase Option, over the estimated fair value of the net assets acquired and liabilities assumed at the Inivata Acquisition Date (in thousands):

Amount
Fair value of business combination:
Cash paid at closing	$398,594
Fair value of Line of Credit	15,000
Fair value of consideration transferred	$413,594
Fair value of previously-held equity interest	62,919
Fair value of Purchase Option	58,537
Total fair value of business combination	$535,050

Allocation of the fair value business combination:
Cash	$14,068
Other current assets	5,366
Property and equipment	1,753
Identifiable intangible assets - developed technology	302,982
Identifiable intangible assets - trademarks	31,700
Identifiable intangible asset - trade name	2,322
Other long-term assets	6,240
Total identifiable assets acquired	364,431
Current liabilities	(4,241)
Deferred income tax liabilities	(64,680)
Other long-term liabilities	(4,690)
Net identifiable assets acquired	290,820
Goodwill	244,230
Total fair value of business combination	$535,050

Due to the timing of the acquisition, the following are considered preliminary and are subject to change:
•amounts for intangible assets, property and equipment, other current assets, current liabilities, and other long-term liabilities pending finalization of the valuation;
•amounts for income tax liabilities, pending finalization of estimates and assumptions in respect of certain tax aspects of the transaction;
•amount of goodwill pending the completion of the valuation of the assets acquired and liabilities assumed and the reporting unit allocation of the goodwill; and
•the acquisition-date fair value of the Company’s previously-held equity interest, Purchase Option, and the Line of Credit, and the gain on investment in and loan receivable from non-consolidated affiliate.
The Company will finalize these amounts no later than one year from the acquisition date, once it obtains the information necessary to complete the measurement process. Any changes resulting from facts and circumstances that existed as of the acquisition date may result in adjustments to the preliminary amounts disclosed above which may impact the reported results in the period those adjustments are identified.
The identified developed technology intangible assets and the trademark intangible assets are both being amortized over 15 years, and the trade name intangible asset is being amortized over five years, based on their estimated useful lives. The weighted-average amortization period in total for all classes of intangible assets from the Inivata acquisition is 14.9 years. The developed technology was valued using the income approach, specifically, the multi-period excess earnings method, which measures the after-tax cash flows attributable to the developed technology. The trademarks and trade name assets were valued using the income approach, specifically, the relief from royalty method, which measures the cash flow streams attributable to the trademarks and trade name assets in the form of the avoided royalty payment that would be paid to the owner in return for the rights to use the trademarks and trade name assets had the assets not been acquired.
The goodwill recognized was primarily attributable to expected synergies of the consolidated businesses and the acquisition of an assembled workforce knowledgeable of liquid biopsy technology for oncology testing. The recording of amortizable intangibles has given rise to a deferred tax liability upon the acquisition of Inivata which increased goodwill by $64.7 million. None of the goodwill resulting from the acquisition of Inivata is expected to be deductible for income tax purposes.
Note 4. Pro Forma Adjustments
The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2021 has been adjusted to give effect to the Acquisition as if it had occurred on January 1, 2020 and include pro forma adjustments to:
(a)reflect the elimination of intercompany revenue;
(b)reflect amortization expense of $9.3 million associated with the acquired definite-lived intangible assets (developed technology) in the acquisition of Inivata, reflect the elimination of $0.8 million of intercompany cost of revenue, and reflect the reclassification of $0.1 million from cost of revenue to research and development;
(c)reflect the removal of acquisition-related transaction costs incurred by the Company of $10.3 million and incurred by Inivata of $11.0 million, reflect the removal of acquisition-related accelerated share-based payments of $1.9 million incurred by Inivata, reflect amortization expense of $1.2 million associated with the acquired definite-lived intangible assets (trademarks and trade name) in the acquisition of Inivata, reflect the reclassification of $0.5 million of Inivata information technology allocations from research and development and sales and marketing to general and administrative and reflect the removal of post-acquisition-related retention bonuses of $0.2 million incurred by the Company;
(d)remove Inivata’s $1.2 million estimated research and development tax credit under historic treatment and record a research and development tax credit of $0.4 million assuming Inivata will be eligible for a credit under the large company research and development expenditure credit rate, reflect the removal of acquisition-related accelerated share-based payments of $1.1 million incurred by Inivata, reflect the reclassification of $0.4 million of Inivata information technology allocations from research and development to general and administrative, reflect the elimination of $0.1 million of intercompany research and development activity, reflect the reclassification of $0.1 million from cost of revenue to research and development, and reflect the removal of post-acquisition-related retention bonuses of $0.1 million incurred by the Company;
(e)reflect the reclassification of $0.03 million of Inivata information technology allocations from sales and marketing to general and administrative and reflect the removal of post-acquisition-related retention bonuses of $0.01 million incurred by the Company;
(f)reflect the removal of the acquisition-related net gain on investment in and loan receivable from non-consolidated affiliate (Inivata);
(g)reflect the tax impact of the pro forma adjustments described herein whereby not all adjustments are deductible;
(h)reflect the effect of the if-converted impact of convertible notes in net income by adding back the reversal of recognized interest expense (including any amortization of discounts);
(i)reflect the impact of shares issued in the June 18, 2021 private placement not included in weighted average common shares outstanding; and
(j)reflect the impact of 4.1 million shares issued associated with the June 18, 2021 private placement not included in weighted average common shares outstanding and the effect of dilutive shares in diluted weighted average common shares outstanding by removing 13.0 million dilutive shares as the effect on pro forma consolidated diluted net loss per share would be anti-dilutive.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020 has been adjusted to give effect to the Acquisition as if it had occurred on January 1, 2020 and include pro forma adjustments to:
(k)reflect the elimination of intercompany revenue;
(l)reflect amortization expense of $20.2 million associated with the acquired definite-lived intangible assets (developed technology) in the acquisition of Inivata, reflect the elimination of $0.5 million of intercompany cost of revenue, and reflect the reclassification of $0.03 million from cost of revenue to research and development;
(m)record acquisition-related transaction costs incurred by the Company of $10.3 million and incurred by Inivata of $11.0 million, reflect amortization expense of $2.6 million associated with the acquired definite-lived intangible assets (trademarks and trade name) in the acquisition of Inivata, record post- acquisition-related retention bonuses of $2.2 million with the assumption that all were earned in 2020, record acquisition-related accelerated share based payments of $1.9 million incurred by Inivata and reflect reclassification of $1.4 million of Inivata information technology allocations from research and development and sales and marketing to general and administrative;
(n)record post-acquisition-related retention bonuses of $1.8 million with the assumption that all were earned in 2020, reflect the reclassification of $1.3 million of Inivata information technology allocations from research and development to general and administrative, remove Inivata’s $2.6 million estimated research and development tax credit under historic treatment and record a research and development tax credit of $0.7 million assuming Inivata will be eligible for a credit under the large company research and development expenditure credit rate, record acquisition-related accelerated share based payments of $1.1 million incurred by Inivata, reflect the elimination of $0.04 million of intercompany research and development activity and reflect the reclassification of $0.03 million from cost of revenue to research and development;
(o)reflect the reclassification of $0.2 million of Inivata information technology allocations from sales and marketing to general and administrative and record post-acquisition-related retention bonuses of $0.1 million with the assumption that all were earned in 2020;
(p)record the acquisition-related net gain on investment in and loan receivable from non-consolidated affiliate (Inivata);
(q)reflect the tax impact of the pro forma adjustments described herein whereby not all adjustments are deductible; and
(r)reflect the impact of shares issued in the June 18, 2021 private placement not included in weighted average common shares outstanding.

Note 5. US GAAP Adjustments to Inivata’s Historical Financial Statements
Certain balances in Inivata’s historical financial statements have been reclassified to conform with the US GAAP presentation in the unaudited pro forma condensed consolidated statements of operations. Included in Schedules 1 and 2 below are the US GAAP adjustments to Inivata’s historical statements of operations for the period of January 1, 2021 through June 17, 2021 and for the year ended December 31, 2020, respectively.
(A) Accounting for Share-Based Payments
•Under UK GAAP, Inivata estimates the fair value of share options granted using a share price determined using the discounted cash flow method under the income approach which does not incorporate a discount for non-marketability as a private company.
•Under US GAAP, Inivata estimates the fair value of share options granted using a share price determined using the discounted cash flow method under the income approach; however, a discount for non-marketability as a private company is included. This results in overall lower share-based payment expense under US GAAP of £1.4 million for the period of January 1, 2021 through June 17, 2021 and £0.3 million for the year ended December 31, 2020.
(B) Accounting for Leases

•Under UK GAAP, Inivata has accounted for facility leases as well as certain equipment leases on an operating lease basis where monthly lease payments are expensed as period costs.
•Under US GAAP, Inivata’s lease liabilities are recorded based on the present value of the future lease payments over the lease term and assessed as of the commencement date. Incentives received from landlords, such as reimbursements for tenant improvements and rent abatement periods, effectively reduce the total lease payments owed for leases. This resulted in decreased expense of £0.07 million for the period of January 1, 2021 through June 17, 2021 and increased expense of £0.04 million for the year ended December 31, 2020.
(C) Classification of UK research and development tax credit
•Under UK GAAP, Inivata has reported its research and development tax credits as an income tax benefit within income tax benefit.
•Under US GAAP, Inivata’s research and development tax credits are classified as a reduction to research and development expenses. This resulted in a reclassification of £0.8 million for the period of January 1, 2021 through June 17, 2021 and a reclassification of £2.0 million for the year ended December 31, 2020.

Note 6. Translation of Inivata’s Historical Financial Statements to United States Dollars
The unaudited pro forma condensed consolidated financial information is presented in United States dollars (“USD”) unless otherwise stated, and accordingly, the financial information of Inivata used to prepare the unaudited pro forma condensed consolidated financial information was translated from British Pounds to US dollars (Schedules 1 and 2) by applying an average monthly exchange rate to each income and expense account in the statements of operations, effectively resulting in the following weighted average exchange rates, which correspond with the exchange rates for the periods being presented:

Statement of operations for the period of January 1, 2021 through June 17, 2021	£1 = $1.39
Statement of operations for the year ended December 31, 2020	£1 = $1.29

NeoGenomics, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information
(in thousands of United States Dollars, unless otherwise stated)

Schedule 1

INIVATA LIMITED
UNAUDITED STATEMENT OF OPERATIONS
FOR THE PERIOD OF JANUARY 1, 2021 THROUGH JUNE 17, 2021

	UK GAAP (in £GBP)	US GAAP Adjustments (in £GBP) (Note 5)	Note 5	As converted to US GAAP (in £GBP) (Note 5)	As converted to US GAAP (in $USD) (Note 6)
NET REVENUE
Clinical Services	£630	£—		£630	$871
Pharma Services	—	—		—	—
Total net revenue	630	—		630	871

COST OF REVENUE	469	—		469	648

GROSS PROFIT	161	—		161	223
Operating expenses:
General and administrative	12,072	(859)	(A) (B)	11,213	15,537
Research and development	9,635	(1,440)	(A) (B) (C)	8,195	11,353
Sales and marketing	63	(4)	(B)	59	82
Total operating expenses	21,770	(2,303)		19,467	26,972
(LOSS) INCOME FROM OPERATIONS	(21,609)	2,303		(19,306)	(26,749)
Interest expense, net	279	—		279	387
Other expense, net	1,344	—		1,344	1,862
(Loss) income before taxes	(23,232)	2,303		(20,929)	(28,998)
Income tax (benefit) expense	(830)	830	(C)	—	—
NET (LOSS) INCOME	£(22,402)	£1,473		£(20,929)	$(28,998)

NeoGenomics, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information
(in thousands of United States Dollars, unless otherwise stated)
Schedule 2

INIVATA LIMITED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

	UK GAAP (in £GBP)	US GAAP Adjustments (in £GBP) (Note 5)	Note 5	As converted to US GAAP (in £GBP) (Note 5)	As Converted to US GAAP (in $USD) (Note 6)
NET REVENUE
Clinical Services	£710	£—		£710	$916
Pharma Services	—	—		—	—
Total net revenue	710	—		710	916

COST OF REVENUE	422	—		422	545

GROSS PROFIT	288	—		288	371
Operating expenses:
General and administrative	6,268	(186)	(A) (B)	6,082	7,849
Research and development	13,661	(2,101)	(A) (B) (C)	11,560	14,919
Sales and marketing	1,627	(14)	(A) (B)	1,613	2,081
Total operating expenses	21,556	(2,301)		19,255	24,849
(LOSS) INCOME FROM OPERATIONS	(21,268)	2,301		(18,967)	(24,478)
Interest expense, net	—	2	(B)	2	2
Other expense, net	1,552	—		1,552	2,003
(Loss) income before taxes	(22,820)	2,299		(20,521)	(26,483)
Income tax (benefit) expense	(2,002)	2,002	(C)	—	—
NET (LOSS) INCOME	£(20,818)	£297		£(20,521)	$(26,483)